Schedule A

to

Fourth Amended and Restated Declaration of Trust

of

Oppenheimer ETF Trust

(dated as of 6/4/18*)

Oppenheimer S&P 500 Revenue ETF

Oppenheimer S&P MidCap 400 Revenue ETF

Oppenheimer S&P SmallCap 600 Revenue ETF

Oppenheimer S&P Financials Revenue ETF

Oppenheimer S&P Ultra Dividend Revenue ETF

Oppenheimer ESG Revenue ETF

Oppenheimer Global ESG Revenue ETF

Oppenheimer Emerging Markets Revenue ETF

Oppenheimer Global Revenue ETF

Oppenheimer International Revenue ETF

Oppenheimer Russell 1000 Dynamic Multifactor ETF

Oppenheimer Russell 2000 Dynamic Multifactor ETF

Oppenheimer Russell 1000 Low Volatility Factor ETF

Oppenheimer Russell 1000 Momentum Factor ETF

Oppenheimer Russell 1000 Quality Factor ETF

Oppenheimer Russell 1000 Size Factor ETF

Oppenheimer Russell 1000 Value Factor ETF

Oppenheimer Russell 1000 Yield Factor ETF

Oppenheimer International Ultra Dividend Revenue ETF

Oppenheimer Emerging Markets Ultra Dividend Revenue ETF

Oppenheimer Consumer Discretionary Sector Revenue ETF

Oppenheimer Consumer Staples Sector Revenue ETF

Oppenheimer Energy Sector Revenue ETF

Oppenheimer Health Care Sector Revenue ETF

Oppenheimer Industrials Sector Revenue ETF

Oppenheimer Information Technology Sector Revenue ETF

Oppenheimer Materials Sector Revenue ETF

Oppenheimer Utilities Sector Revenue ETF

*Schedule A amended as of June 4, 2018 to reflect the name changes of Oppenheimer Large Cap Revenue ETF to Oppenheimer S&P 500 Revenue ETF, Oppenheimer Mid Cap Revenue ETF to Oppenheimer S&P MidCap 400 Revenue ETF, Oppenheimer Small Cap Revenue ETF to Oppenheimer S&P SmallCap 600 Revenue ETF, Oppenheimer Financials Sector Revenue ETF to Oppenheimer S&P Financials Revenue ETF and Oppenheimer Ultra Dividend Revenue ETF to Oppenheimer S&P Ultra Dividend Revenue ETF.